Amendment No. 1
                                       to
                               Security Agreement


         Agreement dated as of June 8, 1997 by and between Network Imaging Corporation, a corporation duly organized and validly existing under the laws of the State of Delaware ("Debtor") and Fred Kassner (the "Secured Party").

                                   WITNESSETH:

         WHEREAS, simultaneously with the execution of a certain Loan Agreement dated as of December 31, 1996 between Debtor and Secured Party (the "Loan Agreement") said parties executed a Security Agreement to evidence the parties' agreement with respect to Debtor's granting of certain security interests in Debtor's property to Secured Party (the "Security Agreement"); and

         WHEREAS, in connection with the execution of Amendment No. 1 to the Loan Agreement, the parties wish to amend the Security Agreement as hereinafter set forth.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Paragraph 2(b) of the Security Agreement is hereby deleted in its entirety and a new paragraph 2(b) is hereby inserted in its place to read as follows:

        "(b) As used herein, the term "Collateral" shall mean with respect to each Debtor:


         (1) All personal property of such Debtor;

         (2) All leases, licenses, permits (to the extent permissible under applicable law) or similar agreements or interests (whether existing or holdover; whether arising out of written, oral or implied agreements and whether held in the name of such Debtor, any predecessor in interest to such Debtor or any subsidiary or other affiliate or other division of such Debtor or any such predecessor in interest) and all licenses, permits, or other authorizations of any federal, state, local or other governmental authority, and all extensions, renewals, amendments and modifications thereof;

         (3) All 1 View Software products intellectual property now owned or hereafter developed or acquired by Debtor, including but not limited to to copyrights, assignments, licenses and other rights;

         (4) All inventory in all of its forms, wherever located, now or hereafter existing, including, without limitation, (a) goods in which such Debtor has an interest in mass or a joint or other interest or right of any kind and (b) goods which are returned to or repossessed by such Debtor, and all accessions thereto and products thereof and documents therefor;

         (5) All accounts, contacts rights, chattel paper, instruments, general intangibles, documents and other obligations of any kind now or hereafter existing, arising out of or in connection with the sale or lease of goods, the rendering of services or otherwise, and all rights now or hereafter existing in and to all security agreements, leases, and other contracts securing or otherwise relating to any such accounts, contract rights, chattel paper, instruments, general intangibles, documents or obligations;

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

         (6) All trade or service names, trademarks, service marks, logos, and all patents, patent applications, copyrights, licensing agreements and royalty payments;

         (7) All documents, instruments, contract rights, chattel paper, general intangibles, bank accounts, monies, revenues, credits, claims, demands, goodwill and any claims or causes of action arising from or related to any transaction contemplated by any of the foregoing; and

         (8) All proceeds, (including, without limitation, the proceeds of all insurance contracts in respect thereof) additions and accessions of or to any and all of the Collateral described in the Section 2(b) and all substitutions and replacements therefor and, to the extent not otherwise included, (a) all payments under insurance (whether or not the Secured party is the loss payees thereof) or as a result of any seizure or condemnation, or under any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, (b) all rights of such Debtor to receive monies due and to become due under, pursuant to or in connection with any of the foregoing Collateral, (c) all claims of such Debtor for losses or damages arising out of or related to, or for any breach of any agreements, covenants, representations or warranties or any default by any other Person under, any of the foregoing Collateral, and (d) the right of such Debtor to terminate any of the foregoing Collateral, to perform thereunder and to enforce and compel performance and otherwise exercise all rights and remedies thereunder, pursuant thereto or in connection therewith, including, without limitation, all rights to give and receive notices, reports, requests and consents, to make demands, to exercise discretion and to exercise all options and elections thereunder, pursuant thereto or in connection therewith."

         (9) All of the capital stock in Dorotech, S.A., now or hereafter owned by Debtor.

         2.  Miscellaneous.

              (a) Except as expressly amended hereby the Security Agreement shall continue in full force and effect.

              (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

              (c) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

              (d) Captions and section headings appearing herein are included solely for convenience of reference only and are not intended to affect the interpretation of any provision of this Agreement.

              (e) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF VIRGINIA APPLICABLE TO AGREEMENTS EXECUTED AND TO BE WHOLLY PERFORMED WITHIN THAT STATE.

              (f) Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be

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duly executed as the day and year first above written.



                                   NETWORK IMAGING CORPORATION



                                   By: /s/ Julia A. Bowen
                                       --------------------------
                                       Julia A. Bowen
                                       Vice President and General Counsel


                                       --------------------------
                                       Fred Kassner











































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